1. PERSONAL SECURITIES TRADING - CODE OF ETHICS (RULE 17J-1)

POLICY STATEMENT: The Advisors' Inner Circle Fund, The Advisors' Inner Circle Fund II and the Bishop Street Funds (each, a "Trust") have adopted a Code of Ethics (the "Code") to govern the personal securities trading activities of "Access Persons," as defined in the Code, of each Trust as required by Rule 17j-1 under the 1940 Act.

The Code prohibits Access Persons from engaging in fraudulent, deceitful, or manipulative practices in connection with the purchase or sale of a security held or to be acquired by each Trust or any series thereof (each, a "Fund"). The Code also prohibits access persons from making any untrue statement of material fact or omitting to state material facts where necessary. The Code is designed to detect and prevent access persons from engaging in the fraudulent personal trading and other activities proscribed by Rule 17j-1 and the Code.

PROCEDURES: The Trusts have adopted the following procedures:

1. PROCEDURES - The Trusts have adopted the procedures set forth in the "Code of Ethics Adopted under Rule 17j-1") (copy attached) to implement and monitor compliance with the Trusts' policies. Fund Compliance will communicate these procedures to each Fund adviser and sub-adviser and other Fund Access Persons through delivery of the Code.

2. SEPARATE CODES - SEIGFS, SIDCO and each Adviser and Sub-Adviser (excluding those advisers who manage only money market funds) maintain separate codes of ethics that are designed to comply with the requirements of Rule 17j-1.


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                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

Officers, Trustees, and other persons involved with The Advisors' Inner Circle Fund, The Advisors' Inner Circle Fund II and the Bishop Street Funds, (each a "Trust," and together, the "Trusts") and the series thereof, (each, a "Fund" and collectively, the "Funds") are required to act with integrity and good faith, particularly when their personal interests may conflict with the Trusts' interests. Potential conflicts of interests include circumstances where officers, Trustees and certain other persons:

                  o Know about the Funds' present or future portfolio transactions; or

                  o Have the power to influence the Funds' portfolio transactions; and

                  o Engage in securities transactions in their personal account(s).

In accordance with the requirements of Rule 17j-1 under the 1940 Act, the Trusts have adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest, establish reporting requirements, and create enforcement procedures. Definitions of UNDERLINED terms used throughout the Code are included in Appendix I.

I.       ABOUT THIS CODE OF ETHICS

         A.       WHO IS COVERED BY THE CODE?

                  All Trust ACCESS PERSONS are covered under this Code. Trust ACCESS PERSONS generally are:

                  o All Trustees of a Trust, both INTERESTED and INDEPENDENT;

                  o        All TRUST OFFICERS; and

                  o Natural persons in a CONTROL relationship to a Trust who obtain information concerning recommendations about the PURCHASE OR SALE of a security by a Fund ("Natural CONTROL Persons").

         B.       WHAT RULES APPLY TO ME?

                  o This Code sets forth specific prohibitions and restrictions. They apply to all Trust ACCESS PERSONS except where otherwise noted. The Code also sets out


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                           reporting requirements for ACCESS PERSONS. For the
                           reporting requirements that apply to you, please refer to Parts A, B and C, as indicated below:

                           Independent Trustees                   Part A

                           Interested Trustees and                Part B
                             Trust Officers

                           Natural CONTROL Persons                Part C

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in each Trust by Fund shareholders, the Trusts have adopted the following principles to be followed by their ACCESS PERSONS:

         A. The interests of the Funds' shareholders are paramount. You must place shareholder interests before your own.

         B. You must effect all personal securities transactions in a manner that avoids any conflict, or even the appearance of a conflict, between your personal interests and the interests of the Funds or their shareholders.

         C. You must avoid actions or activities that allow, or appear to allow, you or your family to profit or benefit from your position with respect to a Trust or Fund, or that bring into question your independence or judgment.

         D. Portfolio Managers must inform the Board of Trustees prior to accepting to serve on the board of a company in which the Funds that they manage invest or may consider investing in the future.

         E. You must not disclose MATERIAL NONPUBLIC INFORMATION to others or engage in the PURCHASE OR sale (or recommend or suggest that any person engage in the PURCHASE OR SALE) of any SECURITY to which such information relates.

III.     GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         ACCESS PERSONS may not, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the
         Funds:

         A.       Employ any device, scheme or artifice to defraud the Funds;

         B. Make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

         C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or


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         D.       Engage in any manipulative practice with respect to the Funds.

IV. PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS (not applicable to INDEPENDENT TRUSTEES)

         A.       BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS.

                  This restriction applies to:

                  (i) ACCESS PERSONS who, in connection with their regular duties, make, participate in, or obtain information regarding the PURCHASE OR SALE OF SECURITIES by a Fund or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES; and

                  (ii)     Natural CONTROL Persons.

                  These persons may not PURCHASE OR SELL, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP on the same day as the same SECURITY IS BEING PURCHASED OR SOLD by a Fund.

         B.       PRE-APPROVAL FOR IPOS AND LIMITED OFFERINGS.

                  This restriction applies to:

                  (i) ACCESS PERSONS who, in connection with their duties, make or participate in making recommendations regarding THE PURCHASE OR SALE OF any securities by a Fund and

                  (ii)     Natural CONTROL Persons.

                  These persons must obtain approval from the Review Officer (as defined in Section VI below) before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any securities in an IPO or LIMITED OFFERING.

         C.       LIMITS ON ACCEPTING OR RECEIVING GIFTS.

                  ACCESS PERSONS cannot accept or receive any gift of more than $100.00 in value from any person or entity in connection with a Fund or Trust entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund or Trust.

V.       REPORTING REQUIREMENTS

         ACCESS PERSONS of each Trust must comply with the reporting requirements set forth in Parts A-C (attached), with the exception of those ACCESS PERSONS reporting subject to Section VII of this Code.


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VI.      REVIEW AND ENFORCEMENT OF THE CODE

         A.       APPOINTMENT OF A REVIEW OFFICER.

                  The Funds' Chief Compliance Officer ("CCO") shall appoint a review officer ("Review Officer") to perform the duties described below.

         B.       THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES.

                  1. The Review Officer shall notify each person who becomes an ACCESS PERSON of the Fund and who is required to report under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

                  2. The Review Officer will, on a quarterly basis, compare all reported personal securities transactions with each Fund's portfolio transactions completed during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person a reasonable opportunity to supply explanatory material.

                  3. If the Review Officer determines that a material Code violation has occurred, or believes that a material Code violation may have occurred, the Review Officer must submit a written report regarding the possible violation to the Funds' CCO, together with any explanatory material provided by the person who violated or may have violated the Code. The CCO shall make an independent determination as to whether the person violated the Code.

                  4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

                  5. The Review Officer will submit his or her own reports, as may be required pursuant to Parts A-C (attached), to an Alternate Review Officer who shall fulfill the duties of the Review Officer with respect to the Review Officer's reports.

                  6. The Review Officer will create a written report detailing any approvals granted to ACCESS PERSONS for the acquisition of securities offered in connection with an IPO or LIMITED OFFERING. The report must include the rationale supporting any decision to approve such an acquisition.

         C.       RESOLUTION; SANCTIONS.

                  If the CCO determines that a person has violated the Code pursuant to paragraph B. (3) above, the CCO will determine a resolution of the situation and impose upon the person any sanctions that the CCO deems appropriate. The CCO will submit


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                  a report of the violation, including a description of the
                  resolution, to the Board at the next regularly scheduled Board meeting unless, in the CCO's sole discretion, circumstances warrant an earlier report.

VII.     INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

         A.       GENERAL PRINCIPLE: OVERLAPPING RESPONSIBILITIES.

                  A person who is both an ACCESS PERSON of a Fund and an ACCESS PERSON of an investment adviser to a Fund is only required to report under and otherwise comply with the investment adviser's code of ethics, provided such code has been adopted pursuant to and in compliance with Rule 17j-1. Such report will satisfy any reporting obligations under this Code. These ACCESS PERSONS, however, remain subject to the principles and prohibitions in Sections II and III hereof.

         B.       PROCEDURES.

                  Each investment adviser, sub-adviser, principal underwriter, and administrator of any Fund of a Trust must:

                  1. Submit to the Board of Trustees of the Fund a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

                  2. Promptly furnish to the Trust, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Fund's Code; and

                  3. Promptly report to the Trust, in writing, any material amendments to its code of ethics, along with the certification described under Section VII.C., above.

VIII.    ANNUAL WRITTEN REPORTS TO THE BOARD

         At least annually, the CCO of the Trusts, and each adviser, sub-adviser, principal underwriter, and administrator will provide WRITTEN reports to the Board of Trustees as follows:

         A. ISSUES ARISING UNDER THE CODE. The reports must describe any issues that arose during the previous year under its code of ethics or procedures thereto, including but not limited to, information about any material code or procedural violations and any resulting sanctions.

         B. The CCO, advisers, sub-advisers, principal underwriter, and administrator may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         C. CERTIFICATION. Each report must be accompanied by a certification to the Board that each Fund, adviser, sub-adviser, principal underwriter, and administrator has adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their code of ethics.


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IX.      RECORDKEEPING

         Each Trust will maintain the following records in accordance with Rule 31a-2 under the 1940 Act and the following requirements. These records will be available for examination by representatives of the U.S. Securities and Exchange Commission and other regulatory agencies.

         A. A copy of this Code and any other code adopted by a Trust, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B. A record of any Code violation, and of any action taken as a result of the violation, will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted by an Access Person under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A-C for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         D. A list of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each report annual report to the Board of Trustees, as required by Section VII of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         F. A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities acquired in an IPO or LIMITED OFFERING, for at least five years after the end of the fiscal year in which the approval was granted.

X.       MISCELLANEOUS

         A.       CONFIDENTIALITY.

                  All reports of securities transactions and other information submitted to a Trust pursuant to this Code will be treated as confidential to the maximum extent possible, provided that such reports and information may be produced to the U.S. Securities and Exchange Commission and other regulatory agencies and to persons who have a need to know such information for purposes of administering this Code.


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         B.       INTERPRETATION OF PROVISIONS.

                  The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

         C.       COMPLIANCE CERTIFICATION.

                  Within 10 days of becoming an ACCESS PERSON of a Trust, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted this 13th day of November, 1995.
Revised November 11, 1996.
Revised February 18, 1997.
Revised November 16, 1998.
Revised February 23, 2000.
Revised November 23, 2000.
Revised November 13, 2001.
Revised September 16, 2004.
Revised November 14, 2007.


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                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

PART A - INDEPENDENT TRUSTEES

I.       REQUIRED REPORTS

         A. Subject to Section II. (B) below, each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

         B. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

         C. You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.      WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

         A. You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWNED or (ii) because of the transaction, you acquired direct or indirect BENEFICIAL OWNERSHIP. In addition, you must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

         B. Notwithstanding Section I above, reports of individual SECURITIES transactions are required only if you KNEW at the time of the transaction, or in the ordinary course of fulfilling your official duties as a Trustee SHOULD HAVE KNOWN, that during the 15-day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by a Fund or Trust.

                  The "SHOULD HAVE KNOWN" standard does not:

                  o        imply a duty of inquiry;


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                  o        presume you should have deduced or extrapolated from
                           discussions or memoranda dealing with the Funds' (or a series) investment strategies; or

                  o impute knowledge from your awareness of the Funds' (or a series) portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.     WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

         You are not required to detail or list the following items on your quarterly report:

         A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or control;

         B.       Purchases or sales made pursuant to an AUTOMATIC INVESTMENT
                  PLAN;

         C.       Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies other than Fund shares.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.


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                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

PART B  - INTERESTED TRUSTEES AND FUND OFFICERS

I.       REQUIRED REPORTS

         A.       INITIAL HOLDINGS REPORT.

                  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirement. The information contained therein must be current as of a date no more than 45 days prior to the date you become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

         B.       ANNUAL HOLDINGS REPORT.

                  Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

         C.       QUARTERLY TRANSACTION AND ACCOUNT REPORTS.

                  1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

                  2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

                  3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.      WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWNED; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:

         A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or Control;

         B.       Purchases or sales made pursuant to an AUTOMATIC INVESTMENT
                  PLAN;

         C.       Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies other than Fund shares.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.


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                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

PART C  -  NATURAL CONTROL PERSONS

I.       QUARTERLY TRANSACTION AND ACCOUNT REPORTS

         A.       INITIAL HOLDINGS REPORT.

                  You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts to the Review Officer within 10 days of the date you first become subject to this Code's reporting requirement. The information contained therein must be current as of a date no more than 45 days prior to the date you become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

         B.       ANNUAL HOLDINGS REPORT.

                  Each year, you must submit to the Review Officer a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your securities accounts. Your list must be current as of a date no more than 45 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

         C.       QUARTERLY TRANSACTION AND ACCOUNT REPORTS.

                  1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the Review Officer NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

                  2. If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

                   3. You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.


                                       13
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II.      WHAT MUST BE INCLUDED IN YOUR REPORTS?

         You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWNED; or (ii) because of the transaction, you acquired direct or indirect BENEFICIAL OWNERSHIP. In addition, you must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.     WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

         You are not required to detail or list the following items on your reports:

         A. Securities accounts, as well as purchases or sales effected for or SECURITIES held in any account, over which you have no direct or indirect influence or Control;

         B.       Purchases or sales made pursuant to an AUTOMATIC INVESTMENT
                  PLAN;

         C.       Purchases or sales of any of the following securities:

                  o        Direct obligations of the U.S. government;

                  o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                  o Shares issued by registered, open-end investment companies other than Fund shares.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.


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                                   APPENDIX I

                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

DEFINITIONS

GENERAL NOTE

                  THE DEFINED TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO HAVE THE SAME MEANING AS SUCH TERMS HAVE UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

                  o        each Trustee or officer of a Trust;

                  o any employee of a Trust (or of any company in a control relationship to a Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE of SECURITIES by a Trust or Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

                  o any natural person in a CONTROL relationship to a Trust who obtains information concerning recommendations made to the Trust with regard to the PURCHASE OR SALE of securities by a Fund; and

                  o each director, officer or general partner of any principal underwriter for a Trust, but only where such person, in the ordinary course of business, either makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund(s), or whose functions relate to the making of recommendations regarding securities to the Fund(s).

                  NOTE: Persons who are ACCESS PERSONS of a Trust because of their position with the Trust or with a Fund's adviser or sub-adviser, will generally not be considered ACCESS PERSONS of another Trust, unless they satisfy the criteria described above with respect to that particular Trust, E.G., an ACCESS PERSON of one Trust covered by this joint Code is not automatically considered an ACCESS PERSON of another Trust covered by this Code.

AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP is determined in the same manner as it is for purposes of
Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The SEC may determine, however, that the facts and circumstances of a given situation that may counter this presumption.

TRUST OFFICERS means any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Funds. Additional information regarding the Trusts' officers may be found in each Fund's Statement of Additional Information.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

INDEPENDENT TRUSTEE means a Trustee of the Trust who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act. The Trust's INDEPENDENT TRUSTEES are:

                           Charles E. Carlbom
                           Mitchell A. Johnson
                           Betty L. Krikorian
                           James M. Storey
                           George J. Sullivan, Jr.

IPO (I.E., initial public offering) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED TRUSTEE means a Trustee of the Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. The Trusts' interested Trustees are:

                           William M. Doran
                           Robert A. Nesher

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

MATERIAL - Information is "material" where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issuer involved. Common, but by no means exclusive, examples of "material" information include information concerning a company's sales, earnings, dividends, significant acquisitions or mergers and major litigation. So-called "market information," such as information concerning an impending securities transaction may also, depending upon the circumstances, be "material." Because materiality determinations are often challenged with the benefit of hindsight, if an employee has any doubt whether certain information is "material," this doubt should be resolved against trading or communicating this information.

NONPUBLIC INFORMATION - Information is "nonpublic" until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the securities, or reference to this information in publications of general circulation such as The Wall Street Journal or The New York Times. In general, information may be presumed to have been made available to investors after two business days from the formal release of this information.


PURCHASE OR SALE of a SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY has the same meaning as that set forth under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government or any agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements, or shares issued by registered, open-end investment companies.

A SECURITY "HELD OR TO BE ACQUIRED" by a Trust or any Fund means: (A) any SECURITY that within the most recent 15 days (i) is or has been held by a Trust or any Fund thereof; or (ii) is BEING OR HAS BEEN CONSIDERED by a Fund's adviser or sub-adviser for purchase by the Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any SECURITY described in
(A) of this definition.

A SECURITY is BEING PURCHASED OR SOLD by a Trust or any Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust or Fund until the program when such program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE by the Fund when a SECURITY is identified as such by the investment adviser to the Fund.

                                   APPENDIX II

                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:  ___________________________
Calendar Quarter Ended:    ___________________________
Date Report Due:           ____________________30,____
Date Report Submitted:     ___________________________

SECURITIES TRANSACTIONS


---------------- ----------------- ------------- ------------------ -------------- ----------- -----------------
                                                 Principal
                 Name of Issuer    No. of        Amount, Maturity                              Name of Broker,
                 and               Shares        Date and                                      Dealer or Bank
Date of          Title of          (if           Interest Rate      Type of                    Effecting
Transaction      Security          applicable)   (if applicable)    Transaction    Price       Transaction
---------------- ----------------- ------------- ------------------ -------------- ----------- -----------------


---------------- ----------------- ------------- ------------------ -------------- ----------- -----------------


---------------- ----------------- ------------- ------------------ -------------- ----------- -----------------


---------------- ----------------- ------------- ------------------ -------------- ----------- -----------------

If you have no securities transactions to report for the quarter, please check here. |_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

If you established a securities account during the quarter, please provide the following information:


-------------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                   Date Account was Established  Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. |_|

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

___________________________         _____________________
Signature                                   Date

                                  APPENDIX III

                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

INITIAL HOLDINGS REPORT

Name of Reporting Person:           ____________________________
Date Person Became Subject to the
Code's Reporting Requirements:      ____________________________
Information in Report Dated as of:  ____________________________
Date Report Due:                    ____________________________
Date Report Submitted:              ____________________________
                                    [Note: Information must be current
                                     as of a date no more than 45 days
                                     prior to the date that you became
                                     subject to the Code's reporting
                                     requirements]
SECURITIES HOLDINGS

------------------------------ --------------------- ---------------------------------------------------------
Name of Issuer and             No. of Shares         Principal Amount, Maturity Date and
Title of Security              (if applicable)       Interest Rate (if applicable)
------------------------------ --------------------- ---------------------------------------------------------


------------------------------ --------------------- ---------------------------------------------------------


------------------------------ --------------------- ---------------------------------------------------------


------------------------------ --------------------- ---------------------------------------------------------

If you have no securities holdings to report, please check here. |_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

Please provide the following information regarding your existing securities accounts:


--------------------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                       Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. |_|

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

-----------------------------               -----------------------
Signature                                   Date

                                   APPENDIX IV

                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

ANNUAL HOLDINGS REPORT

Name of Reporting Person:           ________________________
Information in Report Dated as of:  ________________________
Date Report Due:                    ________________________
Date Report Submitted:              ________________________
Calendar Year Ended: December 31, ____
                                       [Note: Information must be current
                                        as of a date no more than 45 days
                                        before the report is submitted.]

SECURITIES HOLDINGS

------------------------------ --------------------- ---------------------------------------------------------
Name of Issuer and             No. of Shares         Principal Amount, Maturity Date and
Title of Security              (if applicable)       Interest Rate (if applicable)
------------------------------ --------------------- ---------------------------------------------------------

------------------------------ --------------------- ---------------------------------------------------------


------------------------------ --------------------- ---------------------------------------------------------


------------------------------ --------------------- ---------------------------------------------------------

If you have no securities holdings to report, please check here. |_|

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS

Please provide the following information regarding your existing securities accounts:


--------------------------------------------------------------------------------------------------------------

Name of Broker, Dealer or Bank                       Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. |_|

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE TRUSTS' CODE OF ETHICS.


----------------------------                -----------------------
Signature                                   Date

                                   APPENDIX V

                         THE ADVISORS' INNER CIRCLE FUND
                       THE ADVISORS' INNER CIRCLE FUND II
                               BISHOP STREET FUNDS

COMPLIANCE CERTIFICATION

--------------------------------------------------------------------------------

INITIAL CERTIFICATION

                           I CERTIFY THAT I: (I) HAVE RECEIVED, READ AND REVIEWED THE TRUSTS' CODE OF ETHICS;
                           (II) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                           (III) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND PROCEDURES;
                           (IV)     UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                           (V) WILL FULLY COMPLY WITH THE TRUSTS' CODE OF ETHICS; AND
                           (VI) HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.
Signature:

Name:                   __________________________(Please Print)
Date Submitted:         __________________________
Date Due:               __________________________

--------------------------------------------------------------------------------

ANNUAL CERTIFICATION

I CERTIFY THAT I:          (I)      HAVE RECEIVED, READ AND
                                    REVIEWED THE TRUSTS' CODE OF ETHICS;
                           (II)     UNDERSTAND THE POLICIES AND PROCEDURES IN
                                    THE CODE;
                           (III)    RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES
                                    AND PROCEDURES;
                           (IV)     UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                           (V)      HAVE COMPLIED WITH THE TRUSTS' CODE OF
                                    ETHICS AND ANY APPLICABLE REPORTING
                                    REQUIREMENTS DURING THIS PAST YEAR;
                           (VI)     HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY
                                    COMPLIANCE WITH THE CODE BELOW;
                           (VII)    WILL FULLY COMPLY WITH THE TRUSTS' CODE OF
                                    ETHICS; AND
                           (VI)     HAVE FULLY AND ACCURATELY COMPLETED THIS
                                    CERTIFICATE.

EXCEPTION(S):


Signature:

Name:                   __________________________(Please Print)
Date Submitted:         __________________________
Date Due:               __________________________


                                      V-1